UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2009

Furmanite Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2435 N. Central Expressway, Richardson, Texas		75080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-699-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 29, 2009, Furmanite Corporation (the "Company") committed to a cost reduction initiative, including planned workforce reductions and consolidation of certain functions. The Company has taken these specific actions in order to more favorably align its selling and general and administrative costs with its current level of operations. The Company expects to complete these cost reduction actions during the first quarter of 2010.

At this time, the Company cannot estimate the total amount or range of amounts expected to be incurred in connection with the initiative or the amount of charges that will result in future cash expenditures, which will be primarily severance costs. Additionally, at this time, the Company cannot estimate the amount of charges associated with each major category of charges related to this initiative. The Company will disclose this information in a filing with the Securities and Exchange Commission promptly and in any event within four business days of such determination.

On January 4, 2010, the Company issued a press release announcing these cost reduction actions. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

On January 4, 2010, the Company issued a press release announcing the cost reduction actions. A copy of this press release is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

January 4, 2009	By:	Michael L. Rose

Name: Michael L. Rose
Title: Chairman of the Board and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Jan04 news release